CDK Global Declares Regular Quarterly Cash Dividend

HOFFMAN ESTATES, Ill. – June 10, 2021 – CDK Global, Inc. (Nasdaq: CDK) has declared a regular quarterly cash dividend of $0.15 per share payable on June 30, 2021 to shareholders of record at the close of business on June 21, 2021.

About CDK Global, Inc.
CDK Global (NASDAQ: CDK) is a leading provider of integrated data and technology solutions to the automotive, heavy truck, recreation and heavy equipment industries. Focused on enabling end-to-end, omnichannel retail commerce through open, agnostic technology, CDK Global provides solutions to dealers and original equipment manufacturers, serving nearly 15,000 retail locations in North America. CDK solutions connect people with technology by automating and integrating all parts of the dealership and buying process, including the acquisition, sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

Contacts:

Investor Relations Contact: Julie Schlueter 847.485.4643 julie.schlueter@cdk.com	Media Contact: Tony Macrito 630.805.0782 tony.macrito@cdk.com